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                                                                  Exhibit 10.4

                                    GUARANTEE


            GUARANTEE dated as of August 31, 1999 made by MASTERCARD INTERNATIONAL INCORPORATED, a non-stock membership corporation organized under the laws of the State of Delaware (the "Guarantor"), in favor of STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A., a national banking association, as Indenture Trustee (in such capacity, the "Indenture Trustee") for the Noteholders (the "Noteholders") under the Indenture, dated as of the date hereof (as amended, supplemented, extended or otherwise modified from time to time, the "Indenture"), from MCI O'Fallon 1999 Trust, a Delaware business trust (the "Borrower"), to the Indenture Trustee.

                              Preliminary Statement

            Pursuant to the Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, extended or otherwise modified from time to time, the "Series A Note Purchase Agreement"), the Noteholders have severally agreed to purchase from the Borrower a $149,380,000 aggregate principal amount of its 7.36% Series A Senior Secured Notes due September 1, 2009 (the "Series A Notes," such term to include any such Notes issued in substitution or replacement therefor under the Indenture), upon the terms and subject to the conditions set forth therein, issued by the Borrower under the Indenture. The Borrower has entered into the Series A Note Purchase Agreement for the purpose of facilitating the financing, with the proceeds of the Series A Notes, for the acquisition and construction of the Facility.

            The Borrower will sublease the Facility to the Lessee pursuant to the Lease, which will be assigned to the Bond Trustee for the benefit of Bondholders, as a security for the Bonds.

            The Borrower will use the proceeds of the Series A Notes, together with other funds, to purchase the Series A Bonds. The Series A Bonds will be endorsed to and registered in the name of the Indenture Trustee, and the rights, privileges and benefits of the Bondholders under the Bond Indenture will be assigned to the Indenture Trustee, in each case, for the benefit of the Noteholders.

            In the event that additional financing is needed to complete the Facility, the Borrower may, upon request of the Lessee and the Satisfaction of certain conditions in the Indenture and the Participation Agreement, issue its Series B Senior Secured Notes due September 1, 2009 (the "Series B Notes," such term to include any such Notes issued in substitution or replacement therefore under the Indenture, and together with the Series A Notes, the "Notes"), to be sold pursuant to a note purchase agreement substantially in the form of the Series A Note Purchase Agreement (as amended, supplemented, extended or otherwise modified from time to time, the "Series B Note Purchase Agreement," and together with the Series A Note Purchase Agreement, the "Note Purchase Agreements").

            The Borrower will use the proceeds of the Series B Notes, together with other funds, to purchase the Series B Bonds. The Series B Bonds will be endorsed to and registered in the name of the Indenture Trustee, and the rights, privileges and benefits of the Bondholders

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under the Bond Indenture will be assigned to the Indenture Trustee, in each case, for the benefit of the Noteholders.

            It is a condition precedent to the obligation of the Purchasers to purchase Series A Notes from the Borrower under the Series A Note Purchase Agreement (and, if any Series B Notes are issued and sold, it will be a condition to the purchase thereof) that the Guarantor shall have executed and delivered this Guarantee to the Indenture Trustee for the ratable benefit of the Noteholders of Series A Notes and Series B Notes (if any), from time to time Outstanding.

            NOW, THEREFORE, in consideration of the premises and to induce the Indenture Trustee to enter into the Indenture and to induce the Purchasers to purchase the Series A Notes from the Borrower under the Series A Note Purchase Agreement (and, if any Series B Notes are issued and sold, to induce the purchasers thereof to purchase any such Series B Notes under the Series B Note Purchase Agreement), the Guarantor hereby agrees with the Indenture Trustee, for the ratable benefit of the Noteholders, as follows:

            1. Defined Terms; Calculations and Computations. Capitalized terms not otherwise defined herein shall have the meanings set forth on Annex A to the Participation Agreement dated as of the date hereof among the Lessee, the Lessor, the Trust Company, the Investor, the Indenture Trustee and the Purchasers.

            2. Guarantee. (a) Subject, only in the case of the Non-Guaranteed Residual Amount, to the limitations contained in Section 2(b), the Guarantor hereby unconditionally and irrevocably guarantees and agrees to act as a primary obligor and as a surety to the Indenture Trustee, for the ratable benefit of the Noteholders and their respective successors, indorsees, transferees and assigns, with respect to the prompt and complete payment and performance by the Borrower and the Lessee, as applicable, when due (whether at the stated maturity, by acceleration or otherwise) of each of the following (collectively, the "Guaranteed Obligations"): (i) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Indenture Trustee or the Noteholders (including any applicable Make Whole Premium, any interest accruing at the then applicable rate provided in respect of the Notes after the occurrence of an Indenture Event of Default and any such interest accruing at the then applicable rate provided in respect of the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the Lessee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreements, the Notes, the Indenture, the other Operative Agreements or any other document made, delivered or given in connection therewith, whether on account of principal, interest, any applicable Make Whole Premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and expenses of counsel to the Indenture Trustee or to the Noteholders that are required to be paid by the Borrower pursuant to the terms of the Note Purchase Agreements or any other Operative Agreement), (ii) all amounts payable by the Lessee under the Lease, including, without limitation, the Basic Rent, the Supplemental Rent, the Maximum Residual Guarantee Amount, the Construction Termination Amount and the Termination Value, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of or in connection with, the Lease, and (iii) all other amounts payable by the Lessee under any of the Operative




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Agreements (including indemnities) to the Indenture Trustee and/or the
Noteholders or to the Lessor for the direct or indirect benefit of the Indenture Trustee and/or the Noteholders.

            (b) Anything herein or in any other Operative Agreement to the contrary notwithstanding, the Guarantor shall not at any time be required to make any payment hereunder in respect of the Non-Guaranteed Residual Amount: (A) during the Construction Period, except with respect to the Guaranteed Obligations following (i) any breach of the environmental indemnities set forth in Section 11.1(a) of the Participation Agreement, (ii) third party Claims (including by the Noteholders) against the Borrower caused by or resulting from the Guarantor's own actions or failure to act (including any default in payment under this Guarantee) other than Claims arising directly or indirectly out of the Guarantor's (in its capacity as the Construction Agent) failure to achieve the Completion of the Facility by the Outside Completion Date, (iii) Claims brought by the Borrower relating to fraud, misappropriation of funds, illegal acts, or willful misconduct on the part of the Guarantor (whether in its capacity as the Lessee, the Guarantor or the Construction Agent) or (iv) bankruptcy or insolvency of the Guarantor; or (B) at any time after the Construction Period, unless at such time (i) a default under this Guarantee (including any breach of the Guarantor's obligations to pay the entirety of all amounts under the Notes and the Indenture due upon any acceleration thereof, but excluding defaults relating to breaches of Article VIII and Sections 9.3 (other than any breach of the Guarantor's payment obligations with respect to the Notes and the Indenture, as aforesaid) through 9.7, inclusive, hereof) or (ii) a Specified Lease Event of Default, in any case, has occurred and is continuing.

            (c) The Guarantor further agrees to pay any and all expenses (including all reasonable fees and expenses of counsel) which may be paid or incurred by the Indenture Trustee or any Noteholder, after the occurrence and during the continuance of an Indenture Event of Default, in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Guaranteed Obligations.

            (d) No payment or payments made by the Borrower, the Guarantor or any other Person or received or collected by the Indenture Trustee or any Noteholder from the Borrower, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder. The Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full.

            (e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Indenture Trustee or any Noteholder on account of its liability hereunder, it will notify the Indenture Trustee in writing that such payment is made under this Guarantee for such purpose.

            3. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Noteholder,

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the Guarantor shall not be entitled to exercise or enforce by way of subrogation any rights of the Indenture Trustee or any Noteholder against the Borrower or any other Person or any collateral security or guarantee or right of offset held by the Indenture Trustee or any Noteholder for the payment of the Guaranteed Obligations, nor shall the Guarantor, in its capacity as Guarantor, seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Person in respect of payments made by the Guarantor hereunder, until all amounts owing to the Indenture Trustee and the Noteholders by the Borrower on account of the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Indenture Trustee and the Noteholders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Indenture Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Indenture Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Indenture
Trustee may determine in accordance with the Indenture.

            4. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Indenture Trustee or any Noteholder may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Indenture Trustee or any Noteholder, and the Indenture, the Note Purchase Agreements and the other Operative Agreements may be amended, modified, supplemented or terminated, in whole or in part, as the Indenture Trustee (or the Required Holders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Indenture Trustee or any Noteholder for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Indenture Trustee nor any Noteholder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Indenture Trustee or any Noteholder may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Indenture Trustee or any Noteholder to make any such demand or to collect any payments from the Borrower or any other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Indenture Trustee or any Noteholder against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Indenture Trustee or any Noteholder upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived,

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in reliance upon this Guarantee; and all dealings between the Borrower and the
Guarantor, on the one hand, and the Indenture Trustee and the Noteholders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee and primary obligation and surety of payment and performance without regard to (a) the validity, regularity or enforceability of the Notes, the Indenture, the Note Purchase Agreements or any other Operative Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Indenture Trustee or any Noteholder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or the Guarantor against the Indenture Trustee or any Noteholder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Indenture Trustee and any Noteholder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Indenture Trustee or any Noteholder to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Indenture Trustee and the Noteholders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Indenture Trustee, the Noteholders and their respective successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full, notwithstanding that from time to time during the term of the Indenture and the Note Purchase Agreements the Borrower may be free from any Guaranteed Obligations.

            6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Indenture Trustee or any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            7. Payments. The Guarantor hereby guarantees that payments hereunder will be paid by the paid to the Indenture Trustee without set-off or counterclaim in Dollars at the office of the Indenture Trustee located at One Metropolitan Square, Suite 3900, 211 North

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Broadway, St. Louis, MO 63102 which shall be distributed in accordance with
Articles 6 and 8 of the Indenture, as applicable.

            8. Representations; Warranties. In order to induce the Purchasers to enter into the Series A Note Purchase Agreement and to purchase the Series A Notes (and, if any Series B Notes are issued and sold, to induce the purchasers thereof to purchase any such Series B Notes under the Series B Note Purchase Agreement), the Guarantor hereby represents and warrants to the Indenture Trustee and each Noteholder as of the Closing Date, as follows, all of which shall survive the execution and delivery of this Guarantee, the Indenture and the Note Purchase Agreements and the purchase of the Notes:

              8.1 Financial Condition. (i) The audited consolidated balance sheet of the Guarantor at the end of its most recent fiscal year and the related consolidated statements of income and comprehensive income, of changes in equity and of cash flows of the Guarantor for the fiscal period ended on such date, reported on by its independent public accountants, and
      (ii) the unaudited consolidated balance sheet of the Guarantor at the end of its most recent fiscal quarter and the related consolidated statements of income and cash flows of the Guarantor for the portion of the fiscal period ended on such date, certified as complete and correct and prepared in accordance with GAAP (subject to normal year-end adjustments) by the chief financial officer or treasurer of the Guarantor, copies of each of which have heretofore been furnished to each Noteholder, are complete and correct and present fairly (except, with respect to interim statements, for normal year end adjustments) the consolidated financial position of the Guarantor as of such dates, and the consolidated results of operations and cash flows for the fiscal periods then ended and, in the case of the statements referred to in the foregoing clause (ii), the portion of the fiscal year through such date. All such financial statements, including the related schedules and notes thereto in the case of statements referred to in the foregoing clause (ii), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except, with respect to interim statements, for normal year-end adjustments and that such interim statements may be condensed and exclude detailed footnote disclosure and except as concurred with such accountants or such chief financial officer, as the case may be, and as disclosed therein). The Guarantor did not, as of the date of any such financial statements, have any material obligation, contingent or otherwise, which was not reflected in the foregoing statements or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.2 No Material Change. Since the date of the most recent financial statements identified in Section 8.1(i) (i) there has been no occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) other than as disclosed in any financial statements delivered hereunder pursuant to
      Section 8.1, the Guarantor has not, since such date, incurred any material obligation, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.3 Corporate Existence; Compliance with Law. The Guarantor (a) is a non-stock membership corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate

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      power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged (except to the extent that the failure to possess such corporate power and authority and such legal right, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Legal Requirements (including, without limitation, CERCLA, any so-called "Superfund" or "Superlien" law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Substances), except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              8.4 Corporate Power: Authorization. The Guarantor has the corporate power and authority and the legal right to make, deliver and perform the Operative Agreements to which it is a party. The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Agreements to which it is a party. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Guarantor or the validity or enforceability against the Guarantor of any Operative Agreement to which it is a party.

              8.5 Enforceable Obligations. Each of the Operative Agreements to which it is a party has been duly executed and delivered on behalf of the Guarantor and each of such Operative Agreements constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              8.6 No Legal Bar. The performance of each Operative Agreement to which it is a party will not violate any Legal Requirement or any Contractual Obligation applicable to or binding upon the Guarantor or any of its properties or assets, which violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and will not result in the creation or imposition (or the obligation to create or impose) any Lien (other than Liens created under the Security Documents) on any of its properties or assets pursuant to any Legal Requirement applicable to it or any of its Contractual Obligations.


              8.7 No Material Litigation. Except as disclosed in Schedule 8.7, no litigation, investigation known to the Guarantor or proceeding of or by any Governmental Authority or any other Person is pending or, to its knowledge, threatened against the Guarantor (a) with respect to the validity, binding effect or enforceability of any Operative Agreement and the transactions contemplated thereby, or (b) which,

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      individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.8 Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

              8.9 Federal Regulation. No part of the proceeds of the sale of the Notes will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Federal Reserve Board. The Guarantor is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of the quoted terms under said Regulation U.

              8.10 No Default. The Guarantor is not in default in the payment or performance of any of its Contractual Obligations in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Guarantor is not in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its properties or assets may be bound or affected in any respect which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no such order, award or decree, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.11 No Burdensome Restrictions. The Guarantor is neither a party to nor is bound by any Contractual Obligation or subject to any Legal Requirement or other corporate restriction which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.12 Taxes. The Guarantor has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all tax returns which, to the knowledge of the Guarantor, are required to have been filed, and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Guarantor), except where the failure to make or pay any such filings or taxes, fees or charges, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Guarantor), except where the failure to pay any such taxes, fees or other charges, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The federal income tax liabilities of the Guarantor have been determined by the United States Internal Revenue

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      Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

              8.13 Ownership of Property: Liens. The Guarantor has good and marketable title to, or valid and subsisting leasehold interests in, all its real property, and good title to all its material other property, except to the extent the failure to have such good title or valid leasehold interest, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and none of such property is subject, except as permitted hereunder or under the other Operative Agreements and except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to any Lien (including, without limitation, federal, state and other tax Liens).

              8.14 ERISA. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under
      Section 4043 of ERISA has been waived) has occurred during the five years preceding each date on which this representation is made or deemed made, or will occur, after giving effect to the transactions contemplated by the Operative Agreements, with respect to any Plan in any case the consequences of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan maintained by the Guarantor or a Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the most recent annual valuation date in respect of each such Plan, exceed the fair market value of the assets of the Plan (including for these purposes accrued but unpaid contributions) allocable to such benefits by an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The liability to which the Guarantor or any Commonly Controlled Entity would become subject under ERISA if the Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof would not have a Material Adverse Effect. No Multiemployer Plan is either in Reorganization or Insolvent in any case the consequences of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              8.15 Solvency. The Guarantor has received reasonably equivalent value in exchange for guaranteeing the Guaranteed Obligations. The net cash flow and the fair saleable value of the business and assets of the Guarantor, upon giving effect to the transactions contemplated by the Operative Agreements, shall be not less than the amount that shall be required to pay the probable liabilities of the Guarantor (including the Guaranteed Obligations and all contingent, fixed, subordinated, unsubordinated, matured, unmatured, liquidated and unliquidated liabilities) on existing debts as they may become absolute and matured. The Guarantor is not and, upon giving effect to the transactions contemplated by the Operative Agreements, shall not be "insolvent" (as defined in Title 11 of the United States Code or under any applicable state fraudulent conveyance or transfer statute, in each case as in effect from time to time), and shall not be engaged in any business or transaction, or about to engage in any business or transaction, for which the Guarantor has an unreasonably small capital, and the Guarantor has no intent (a) to hinder, delay or defraud any Person to which the Guarantor is, or anticipates it shall become, indebted or (b) to incur indebtedness that would be beyond its ability to pay as such indebtedness matures.

              8.16 Disclosure. The Guarantor, through the Arranger, has delivered to each Purchaser a copy of a Confidential Offering Memorandum (the "Memorandum") related to the transactions contemplated by the Operative Agreements. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor. The Memorandum, this Guarantee and the other Operative Agreements and any other materials delivered by or on behalf of the Guarantor, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Guarantor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that has not been set forth in the Memorandum or in the Operative Agreements delivered by or on behalf of the Guarantor.

         9. Affirmative Covenants of the Guarantor. The Guarantor hereby agrees that so long as this Guarantee is in effect and until the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full it will:

            9.1 Financial Statements. Furnish to the Indenture Trustee (with sufficient copies for each Noteholder):

              (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor as at the end of such year and the related consolidated statements of income, of changes in equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on (without a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit) by independent certified public accountants of nationally recognized standing; and

              (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited consolidated balance sheet of the Guarantor as at the end of such quarter and the related unaudited consolidated statements of income, of changes in equity and of cash flows of the Guarantor for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all of which financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail (except that interim statements may be condensed and may exclude detailed footnote disclosure) and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as concurred with such accountants or a Responsible Officer, as the case may be, and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as defined in Accounting Principles Board Opinion No. 30) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period). In the event the Guarantor changes its accounting methods because of changes in GAAP, or any change in GAAP occurs which increases or diminishes the protection and coverage afforded to the Noteholders under current GAAP accounting methods, the Guarantor or the Indenture Trustee, as the case may be, may request of the other parties to this Guarantee an amendment of the financial covenants contained in this Guarantee to reflect such changes in GAAP and to provide the Noteholders with protection and coverage equivalent to that existing prior to such changes in accounting methods or GAAP, and each of the Guarantor, the Indenture Trustee and the Noteholders agree to consider such request in good faith.

            9.2 Certificates; Other Information. Furnish to the Indenture Trustee (with sufficient copies for each Noteholder which shall be made available by the Indenture Trustee to any Noteholder upon request):

             (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a), a letter from the Guarantor's independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any failure by the Guarantor to comply with Section 10.1 hereof, except as specified in such letter;

             (b) concurrently with each delivery of the financial statements referred to in Sections 9.1(a) and (b), a certificate of a Responsible Officer of the Guarantor (i) stating that such officer has reviewed and is familiar with this Guarantee and the other Operative Agreements and that, to the best of such officer's knowledge, the Guarantor has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Guarantee, or in the other Operative Agreements to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any default under this Guarantee or any Lease Default or Lease Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Section 10.1;

             (c) promptly upon receipt thereof, copies of all final reports submitted to the Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books of the Guarantor made by such accountants;

             (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Guarantor and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Guarantor with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

             (e) promptly, such additional financial and other information as any Noteholder may from time to time reasonably request.

            9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP with respect thereto have been established on the books of the Guarantor, (b) for delinquent obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (c) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 120 days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than 120 days (or such longer period), as to which a good faith dispute exists and is diligently being contested and adequate reserves in conformity with GAAP have been established on the books of the Guarantor.

            9.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for rights, privileges and franchises the loss of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and comply with all applicable Legal Requirements except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            9.5 Maintenance of Property: Insurance. (a) Keep all property useful and necessary in its business (other than the Facility, for which the provisions of the Lease shall apply) in good working order and condition (ordinary wear and tear excepted); and

            (b) Maintain with financially sound and reputable insurance companies insurance on all its property (other than the Facility, for which the provisions of the Lease shall apply) in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business; provided that the Guarantor may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

            9.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Legal Requirements; and permit representatives of the Indenture Trustee or any Noteholder that is an Institutional Investor upon reasonable notice to visit and inspect (at the expense of the Noteholders unless there is an occurrence and continuance of an Event of Default, in which case, at the expense of the Guarantor) any of its properties and examine and make summaries (but not copies) from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of the Guarantor with officers and employees thereof and with their independent certified public accountants (and by this provision, the Guarantor authorizes such accountants to discuss the affairs, finances and accounts of the Guarantor).

            9.7 Notices. Promptly give notice to the Indenture Trustee and each
Noteholder:

             (a) of the occurrence of any Indenture Default or Indenture Event of Default other than an Independent Default, and occurrence of any Independent Default of which it has notice;

             (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Guarantor which default or event of default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Guarantor by any Governmental Authority, which in any such case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

             (c) of any litigation or proceeding affecting the Guarantor (i) in which more than $1,000,000 of the amounts claimed, aggregating such amounts with respect to all claims in such litigations and proceedings, is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

             (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Guarantor knows thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Guarantor or any Commonly Controlled Entity to terminate, withdraw from or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and in addition to such notice, deliver to the Indenture Trustee and each Noteholder whichever of the following may be applicable: (A) a certificate of the controller or treasurer of the Guarantor setting forth details as to such Reportable Event and the action that the Guarantor or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

             (e) of any event that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Each notice pursuant to this Section 9.7 shall be accompanied by a statement of the controller or treasurer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor proposes to take with respect thereto.

            10. Negative Covenants. The Guarantor hereby agrees that so long as this Guarantee is in effect and until the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full, the Guarantor shall not, at any time, directly or indirectly:

                10.1 Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than (a) $182,108,000 plus (b) 50% of its Consolidated Net Income (but only if positive) for each fiscal quarter, for the period beginning on the first day of the first full fiscal quarter following the Closing Date and ending on the last day of the fiscal quarter for which financial statements have been most recently delivered to the Indenture Trustee pursuant to Section 9.1.

                10.2 Fundamental Changes. Consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person; provided that the foregoing restrictions shall not apply to the consolidation or merger of the Guarantor with, or conveyance, transfer or lease of all or substantially all of the assets of the Guarantor in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Guarantor as an entirety, as the case may be (the "Successor Guarantor"), shall be a solvent corporation organized under the laws of the United States of America, any state thereof or the District of Columbia;

                  (b) each such corporation shall have executed and delivered to the Indenture Trustee and the Noteholders its assumption of the due and punctual performance and observance of each covenant and condition of this Guarantee and each other Operative Agreement to which the Guarantor is a party;

                  (c) after giving effect to such transaction, the respective senior unsecured debt credit ratings of the Successor Guarantor by S&P and Moody's shall be no less than such ratings immediately before giving effect to such transaction; and

                  (d) immediately before and after giving effect to such transaction, no Indenture Default or Indenture Event of Default or any default under this Guarantee would exist.

                  10.3 ERISA. Use moneys from any Plan established by the Guarantor or for the benefit of the Guarantor's employees to perform any of the Guarantor's obligations under this Guarantee or any other Operative Agreements, nor will the Guarantor transfer its interests in the Collateral to any such Plan. The Guarantor will not, and will not permit any ERISA Affiliate to, withdraw from any Multiemployer Plan or permit any Plan maintained by it or for the benefit of its employees to be terminated if such withdrawal or termination would result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) or the imposition of a Lien on the Collateral pursuant to
        Section 4068 of ERISA.

            11. Authority of Indenture Trustee. The Guarantor acknowledges that the rights and responsibilities of the Indenture Trustee under this Guarantee with respect to any action taken by the Indenture Trustee or the exercise or non-exercise by the Indenture Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Indenture Trustee and the Noteholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Indenture Trustee and the Guarantor, the Indenture Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

            12. Notices. All notices, requests and demands to or upon the Indenture Trustee, any Noteholder or the Guarantor to be effective shall be in writing (including by telecopy or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered in person or by mail, postage prepaid, by Federal Express or other reliable 24-hour delivery service, or, in the case of facsimile, when received, addressed as follows:

            (a) if to the Indenture Trustee or any Noteholder, at its address or transmission number for notices provided in Section 11.5 of the Indenture and Schedule A of the Note Purchase Agreements, respectively; and

            (b) if to the Guarantor, at its address or transmission number for notices set forth opposite its signature below.

            The Indenture Trustee, each Noteholder and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section 12.

            13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Indenture Trustee or any Noteholder relative to the subject matter hereof not reflected herein.

            15. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as provided in Section 11.1 of the Indenture.

            (b) Neither the Indenture Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Indenture Default or Indenture Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Indenture Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Indenture Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Indenture Trustee or such Noteholder would otherwise have on any future occasion.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Indenture Trustee, the Noteholders and their successors and assigns.

            18. SUBMISSION TO JURISDICTION: WAIVERS. (a) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                (i) SUBMITS IN ALL LEGAL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND THE APPELLATE COURTS THEREOF AND THE FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK;

                (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURT, WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES ANY OBJECTION THAT SUCH ACTION OR PROCEEDING IN ANY SUCH COURT WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD, CLAIM OR ASSERT THE SAME;

                (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
        MAIL), POSTAGE PREPAID TO, OR BY PERSONAL SERVICE AT, ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS OF WHICH THE INDENTURE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT HERETO, WHETHER OR NOT SUCH ADDRESS BE WITHIN THE JURISDICTION OF ANY SUCH COURT;

                (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INDENTURE TRUSTEE (AND NOT OF THE GUARANTOR) TO SUE IN ANY OTHER JURISDICTION; AND

                (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY OPERATIVE AGREEMENT OR RELATED DOCUMENT OR TRANSACTION ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

        (b) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

        (c) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY THE INDENTURE TRUSTEE AGAINST THE GUARANTOR UNDER THIS GUARANTEE, THAT THE INDENTURE TRUSTEE OR THE NOTEHOLDERS STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE AGREEMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT ANY ONE-FORM-OF-ACTION OR ANTI-DEFICIENCY LAWS.

        (d) The Guarantor hereby waives all of the Guarantor's rights of subrogation, reimbursement, contribution or in respect of suretyship and any other rights and defenses available to the Guarantor, including (a) any defenses the Guarantor may have to the obligations undertaken by the Guarantor in this Guarantee by reason of an election of remedies by any Noteholder and (b) any rights or defenses the Guarantor may have by reason of protection afforded by the Borrower with respect to the obligations guaranteed hereby pursuant to the antideficiency, bankruptcy, insolvency or other similar laws limiting or discharging the Borrower's Indebtedness. The Guarantor's waiver of defenses under clause (c) above is made even though an election of remedies by any Noteholder, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, may extinguish the Guarantor's rights of subrogation and reimbursement against the Borrower. The foregoing waivers shall not be deemed a waiver of the defense that the Guaranteed Obligations have been indefeasibly paid in full. To the extent of any inconsistency between the provisions of this
Section 18(d) and Section 3, the provisions of Section 3 shall control.

        19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF LAWS OF ANOTHER STATE.

        20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Indenture Event of Default, the Indenture Trustee and each Noteholder are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Indenture Trustee or such Noteholder (including, without limitation, by branches and agencies of the Indenture Trustee or such Noteholder wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor hereunder or under any of the other Operative Agreements, and all other claims if any nature or description arising out of or connected with this Guarantee or any other Operative Agreement, irrespective of whether the Indenture Trustee or such Noteholder shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    MASTERCARD INTERNATIONAL INCORPORATED


                                    By:  /s/Michael J. Timk
                                         --------------------------------------
                                    Name:  Michael J. Timk
                                    Title: VP and Assist. Secretary


Address for Notices



MasterCard International Incorporated
2000 Purchase Street
Purchase, NY 10577-2509
Attention:  General Counsel

with a copy to:

MasterCard International Incorporated
2000 Purchase Street
Purchase, NY 10577-2509
Attention:  Treasurer